Exhibit 10.6

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made this 4th day of April 2003, by and between General Finance and Development, Inc. ("GFD") Aurora Capital Holdings, L.L.C. ("PURCHASER"). With an address of; 6844 w. shadow Lake Dr., Lino Lakes, MN 55014 Recitals

     A. This Agreement provides for the purchase by PURCHASER, 50,000 Shares of General Finance and Development, Inc. at a price of $1.00 per share.

     B. This Agreement is being entered into for the purpose of setting forth the following terms and conditions.

     Purchase of Units

     Section 1.1 Purchase Price. (a) As consideration for the purchase of Units and investment in GFD, the parties agree, subject to the terms, conditions and limitations set forth in this Agreement:

1. That PURCHASER hereby agrees to purchase the common Shares of General Finance and Development, Inc. from GFD.

2.   That PURCHASER agrees to pay such amount in the following manner:

     Payment of $50,000 via certified check(s) or wire transfer(s) upon
                -------
execution of this Agreement.

(3) Both parties agree that subject to the terms, conditions and limitations set forth in this Agreement, that each shall execute all documents to transfer the above referenced Units at Closing.

     Section 1.2 Closing. Upon payment for the Shares, GFD shall deliver to PURCHASER of Aurora Capital Holdings, L.L.C. common shares. Such GFD Shares shall bear the following or similar restrictive legend:

The Units of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered, sold, assigned, pledged, hypothecated or otherwise transferred unless (1) they are registered under the Act or (2) the holder has delivered to the issuer an opinion of counsel, which opinion shall be satisfactory to the issuer, to the effect that there is an available exemption from registration under the Act and any applicable state securities laws or that registration is otherwise not required.

2.   General Provisions

     Section 2.1 Amendments and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     Section 2.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and there respective successors, assigns, heirs and legal representatives.

     Section 2.3 Entire Agreements. This document contains the entire agreement of the parties hereto with respect to the purchase of shares and the other transactions contemplated herein, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the Exhibits attached hereto.

     Section 2.4 Notices. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and shall be given by hand delivery, telecopier, certified or registered U.S. mail or a private courier service which provides evidence of receipt as part of its service at the address set forth above. Any party may change the address or telecopier number to which notices hereunder are to be sent to it by giving written notice of such change as herein provided. Any notice given hereunder shall be deemed given on the date of hand delivery, transmission by telecopier, deposit with the U.S. Postal Service or delivery to a courier service, as appropriate.

     Section 2.5 Severability. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the parties, it will be deemed stricken and the remainder of the Agreement will remain in full force and effect.

     Section 2.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed solely within such state.

     Section 2.7 Invalidity. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, paragraph, section or part of this Agreement.

     Section 2.8 Gender and Number. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary.

     Section 2.9 Amendments. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

     Section 2.10 No Assignments. Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

Section 3.0 PURCHASER representations.

     (a) PURCHASER has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in GFD.

     (b) PURCHASER does not intend or anticipate that this investment be a source of current income, and has the ability to bear the economic risks of its investment in GFD.

     (e) PURCHASER is acquiring the securities hereunder for its own account for investment purposes only and not with view to the sale or other distribution thereof.


         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement on the day and year first above written.


GENERAL FINANCE AND DEVELOPMENT, INC.



By: /s/ William Kieger
        --------------

Title:  CEO and Director
        ----------------

PURCHASER



By: /s/ William Kieger
        --------------